SECURITIES AND EXCHANGE COMMISSION
	Washington, D.C.  20549

	FORM 8-K

	CURRENT REPORT

	Pursuant to Section 13 or 15(d) of
	the Securities Exchange Act of 1934

	Date of Report  October 2, 1997
	(Date of earliest event reported  September 26,1997)

	FAMILY STEAK HOUSES OF FLORIDA, INC.
	(Exact name of registrant as specified in its charter)

	Florida
	(State or other jurisdiction of incorporation)

		0000784539					59-2597349
	(commission file number)			(IRS Employer Identification
No.)

	2113 Florida Boulevard, Neptune Beach, Florida  32266
	(Address of principal executive offices)     (zip code)


Item 5.	Other events.

	The registrant hereby discloses the following other events:

	1.	On September 26, 1997, Bisco Industries, Inc. announced that it was withdrawing its previously announced tender offer for up to 2.6 million shares of the registrant's common stock. The Company has filed a lawsuit in federal district court in Jacksonville, Florida against Bisco
Industries, Inc., the Bisco Industries Profit Sharing and Savings Plan and
Glen F. Ceiley alleging, among other things, violations of federal securities laws in connection with the tender offer. The lawsuit remains pending.

	2.	The Company recently received notification from The NASDAQ
Stock Market that recently approved changes to listing requirements may result in the Company's common stock being delisted. On August 22, 1997, the Securities and Exchange Commission approved certain changes to listing requirements requested by The NASDAQ Stock Market. The new requirements will become effective on February 23, 1998. The new maintenance requirements include a number of tests, most of which the Company meets. However, there are two requirements for continued listing, one of which the Company may fail to meet if Bisco Industries, Inc. or any other shareholder acquires 10% or more of the Company's outstanding shares, and a second which the Company currently fails to meet.

	One of the new requirements for continued listing on The NASDAQ National Market which the Company may not meet is the requirement of a $5,000,000 market value for the "Public Float". The Public Float is defined as shares that are not held directly or indirectly by any officer or director of the issuer or by any other person who is the beneficial owner of more than 10% of the total shares outstanding. As of September 26, 1997, Bisco Industries, Inc. and related parties owned at least 9.7% of the Company's total outstanding shares. Using recent trading prices for the Company's stock and assuming neither Bisco Industries, Inc. or any other shareholder acquires 10% or more of the Company's outstanding shares, the Company would satisfy the market value of Public Float requirement. However, if Bisco Industries, Inc. or any other shareholder acquires 10% or more of the Company's outstanding shares, the value of their holdings can not be included in the calculation for market value of Public Float. Therefore, if Bisco Industries, Inc. or any other shareholder acquires 10% or more of the Company's outstanding shares, unless the per share price for the Company's stock rises above recent trading levels, the Company will not be able to satisfy this requirement for continued listing and the Company's stock will be delisted.

	The second requirement for continued listing is a minimum bid price of $1.00 for the Company's common stock. In recent history, the Company has not traded on a consistent basis at a price in excess of $1.00. In an effort to comply with this requirement for continued listing on The NASDAQ National Market, the Company is considering seeking shareholder approval of a one for three reverse stock split. This reverse stock split will reduce the number of the Company's shares outstanding from approximately 11,081,000 to approximately 3,694,000 shares. The Company anticipates that such a reverse split will result in an approximate threefold increase in the Company's trading price, enabling it to meet the minimum bid price requirement for continued listing on The NASDAQ National Market.



	SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

						FAMILY STEAK HOUSES OF FLORIDA, INC.
								(Registrant)

Date:	October 2, 1997			By: /s/ Edward B. Alexander
									(Signature)
						Print Name:  Edward B. Alexander
						Its:  Treasurer














































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